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                                                                     EXHIBIT 5

                       [Letterhead of Hunton & Williams]

                                                    File No.:  22222.8
                                                    Direct Dial:  (804) 778-8200

                                 July 21, 1998

Board of Directors
Overnite Corporation
1000 Semmes Avenue
Richmond, Virginia  23218

                              OVERNITE CORPORATION
               Registration Statement on Form S-1 (No. 333-53169)
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Gentlemen:

  We are acting as counsel for Overnite Corporation (the "Company") in connection with its Registration Statement on Form S-1, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to 36,960,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), which are proposed to be offered and sold by the Company as described in the Registration Statement. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

  Based upon the foregoing, we are of the opinion that:

  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

  2. The Shares covered by the Registration Statement have been duly authorized and, when such shares have been issued as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.
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Board of Directors
July 20, 1998
Page 2


                                Very truly yours,